                                                                     EXHIBIT 11
                                 SkyMall, Inc.
           Supplemental Statement Re: Computation of Per Share Loss

                                                                         Year ended December 31,
                                                       --------------------------------------------------------
For Primary Loss Per Share(4)(5)                          1991           1992           1993            1994
                                                       ----------     ----------     ----------     -----------
Weighted average number of common shares
outstanding during the period, excluding shares
issued within 12 months prior to the filing of the
registration statement                                  4,378,575      4,448,043      3,131,736       3,276,450

Stock options repriced in September 1996(6)               135,338        135,338        135,338         135,338

Effect of treasury stock method on stock
options repriced in September 1996(6)                     (88,527)       (88,527)       (88,527)        (88,527)

Stock options issued in September 1996(6)                 167,405        167,405        167,405         167,405

Effect of treasury stock method on stock options
issued in September 1996(6)                              (109,503)      (109,503)      (109,503)       (109,503)
                                                        ---------       --------       --------        --------
Weighted average common and common equivalent
shares outstanding                                      4,483,288      4,552,756      3,236,449       3,381,163

Common stock equivalents issuable upon
conversion of Preferred Stock from private
placement in October 1996(1)(2)                           540,000        540,000        540,000         540,000

Effect of treasury stock method on convertible
shares from private placement(2)                         (352,941)      (352,941)      (352,941)       (352,941)

Common stock equivalents issuable upon
conversion of Preferred Stock from conversion
of shareholder debt in October 1996(3)                    900,000        900,000        900,000         900,000

Effect of treasury stock method on convertible
shares from conversion of shareholder debt(3)            (588,235)      (588,235)      (588,235)       (588,235)
                                                       ----------     ----------     ----------     -----------
Pro forma weighted average number of common and
common equivalent shares outstanding                    4,982,112      5,051,580      3,735,273       3,879,987
                                                       ==========     ==========     ==========     ===========

Net income (loss)                                     $(5,075,000)   $(9,640,000)   $(5,766,000)   $(12,186,000)
Interest on debt converted to preferred stock                   -              -              -         129,000
                                                       ----------     ----------     ----------     -----------
Net income (loss) as adjusted                         $(5,075,000)   $(9,640,000)   $(5,766,000)   $(12,057,000)
                                                       ==========     ==========     ==========     ===========
Net income (loss) per share                           $     (1.13)   $     (2.12)   $     (1.78)   $      (3.60)
                                                       ==========     ==========     ==========     ===========
Pro forma net income (loss) per share                 $      (.98)   $     (1.91)   $     (1.54)   $      (3.11)
                                                       ==========     ==========     ==========     ===========

                                                   Year ended             For the                       For the
                                                  December 31,    Six months ended June 30,   Nine Months ended Sept. 30,
                                                  ------------    -------------------------   ---------------------------
For Primary Loss Per Share(4)(5)                      1995           1995          1996         1995            1996
                                                  ------------    ---------      ----------   ------------   ------------
Weighted average number of common shares
outstanding during the period, excluding shares
issued within 12 months prior to the filing
of the registration statement                      5,150,000      5,150,000      5,150,000     5,150,000        5,150,000

Stock options repriced in September 1996(6)          135,338        135,338        135,338       135,338          135,338

Effect of treasury stock method on stock
options repriced in September 1996(6)                (88,527)       (88,527)       (88,527)      (88,527)         (88,527)

Stock options issued in September 1996(6)            167,405        167,405        167,405       167,405          167,405

Effect of treasury stock method on stock
options issued in September 1996(6)                 (109,503)      (109,503)      (109,503)     (109,503)        (109,503)
                                                  ----------     ----------     ----------    ----------       ----------
Weighted average common and common equivalent
shares outstanding                                 5,254,713      5,254,713      5,254,713     5,254,713        5,254,713

Common stock equivalents issuable upon
conversion of Preferred Stock from private
placement in October 1996(1)(2)                      540,000        540,000        540,000       540,000          540,000

Effect of treasury stock method on convertible
shares from private placement(2)                    (352,941)      (352,941)      (352,941)     (352,941)        (352,941)

Common stock equivalents issuable upon
conversion of Preferred Stock from conversion
of shareholder debt in October 1996(3)               900,000        900,000        900,000       900,000          900,000

Effect of treasury stock method on convertible
shares from conversion of shareholder debt(3)       (588,235)      (588,235)      (588,235)     (588,235)        (588,235)
                                                   ---------      ---------      ---------     ---------        ---------

Pro forma weighted average number of common and
common equivalent shares outstanding               5,753,537      5,753,537      5,753,537      5,753,537       5,753,537
                                                   =========      =========      =========      =========       =========

Net income (loss)                                 $  758,000     $  165,000     $  770,000     $  116,000      $1,091,000
Interest on debt converted to preferred stock        419,000        169,000        252,000        369,000         461,000

                                                   ---------      ---------      ---------      ---------       ---------
Net income (loss) as adjusted                     $1,177,000     $  334,000     $1,022,000     $  485,000      $1,552,559
                                                   =========      =========      =========      =========       =========

Net income (loss) per share                       $      .14     $      .03     $      .15     $      .02      $      .21
                                                   =========      =========      =========      =========       =========
Pro forma net income (loss) per share             $     0.20     $     0.06     $     0.18     $      .08      $      .27
                                                   =========      =========      =========      =========       =========

(1) Pursuant to the rules of the Securities and Exchange Commission, common and common equivalent shares issued during the 12 months immediately preceding the anticipated filing date of the Company's initial public offering have been included in the calculation of common and common equivalent shares as if they were outstanding for all periods presented, including loss years where the impact of incremental shares is antidilutive; as calculated using the treasury stock method assuming an initial public offering price of $8.50 per share.

(2) Shares of common stock potentially issuable upon conversion of convertible preferred stock have been included since the convertible preferred stock is automatically converted upon completion of the initial public offering. Shares outstanding for all periods presented included in the computation of pro forma earnings per share have been restated using the treasury stock method in accordance with SAB 83. The proceeds from the private placement of preferred stock were $3 million, before expenses.

(3) Shares of common stock issuable upon conversion of preferred stock issued in exchange for notes payable to shareholders have been included since the preferred stock is automatically converted upon completion of the initial public offering at 66 2/3 percent of the initial public offering price. The treasury stock method has been used to reduce the shares outstanding in each period to the extent of outstanding shareholder debt and accrued interest of up to $5 million using an assumed initial offering price of $8.50 per share, before expenses.

(4) No calculation of fully diluted loss per share has been provided as fully diluted loss per share is equal to primary loss per share.

(5) Common and common equivalent shares have been adjusted to reflect a 1,592-for-1 stock exchange upon incorporation in Nevada in October 1996.

(6) Per SAB Topic 4:D, options issued within 12 months immediately preceding the anticipated filing date of the Company's initial public offering have been included in the calculation common and common equivalent shares as if they were outstanding for all periods presented, including loss years where the impact of incremental shares is antidilutive; as calculated using the treasury stock method assuming an initial public offering price of $8.50 per share.